UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Gulfport Energy Corporation

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Online Go to www.envisionreports.com/GPOR or scan the QR code — login details are located in the shaded bar below. Votes submitted electronically must be received by 11:59pm, Central Time, on May 20, 2025. Shareholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the Gulfport Energy Corporation Shareholders Meeting to be Held on May 21, 2025 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.envisionreports.com/GPOR Easy Online Access — View your proxy materials and vote. Step 1: Go to www.envisionreports.com/GPOR. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 11, 2025 to facilitate timely delivery. 2 N O T 0448IB

Shareholder Meeting Notice The 2025 Annual Meeting of Gulfport Energy Corporation shareholders to be held on May 21, 2025, 9:00 am CT at 713 Market Drive, Oklahoma City, OK 73114. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4: 1. Proposal to elect seven directors to serve until the Company’s 2026 Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified (the Election of Directors Proposal or Proposal 1): - Timothy Cutt - David Wolf - Jason Martinez - Jeannie Powers - David Reganato - John Reinhart - Mary Shafer-Malicki 2. Proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2025 (the Auditors Ratification Proposal or Proposal 2). 3. Proposal to approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers as described in this proxy statement (the Say-On-Pay Proposal or Proposal 3). 4. Proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for exculpation of certain officers of the Company as permitted by amendments to Delaware law (the Exculpation Proposal or Proposal 4). PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/GPOR. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials Gulfport Energy Corporation” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 11, 2025.